UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2024 (April 21, 2024)

ENERGY FUELS INC.
(Exact name of registrant as specified in its charter)

Ontario	001-36204	98-1067994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 Union Blvd., Suite 600
 Lakewood, Colorado, United States 80228
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (303) 974-2140

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common shares, no par value	UUUU	NYSE American LLC
	EFR	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 21, 2024, Energy Fuels Inc. ("Energy Fuels"), EFR Australia Pty Ltd, an indirect wholly owned subsidiary of Energy Fuels ("Energy Fuels Bidder"), and Base Resources Limited ("Base Resources") entered into a Scheme Implementation Deed (the "Deed") pursuant to which, subject to the satisfaction or waiver of the conditions set forth therein, Energy Fuels Bidder will acquire all Base Resources fully paid ordinary shares (the "Base Resources Shares") then issued and outstanding pursuant to a court-approved scheme of arrangement under Australia’s Corporations Act 2001 (Cth) ("Corporations Act") (the "Scheme" and such acquisition, the "Transaction").

Under the Deed, at the time of implementation of the Scheme, all Base Resources Shares issued and outstanding as of the Record Date (as defined in the Deed) will be transferred to Energy Fuels Bidder, and the holders of such Base Resources Shares ("Scheme Shareholders") will have the right to receive, for each such Base Resources Share, (i) 0.0260 Energy Fuels common shares (the "Share Consideration") and (ii) AUS$0.065 in cash, payable by way of a special dividend by Base Resources to its shareholders (the "Cash Consideration," and together with the Share Consideration, the "Scheme Consideration") for each Base Resources Share, for a total equity value of approximately AUS$375 million, (except that, where a Scheme Shareholder resides in certain jurisdictions (each, an "Ineligible Foreign Shareholder"), such Ineligible Foreign Shareholder will receive the net proceeds of the sale, made by a sale nominee acting on its behalf, of shares of Energy Fuels common shares ("Sale Nominee Energy Fuels Shares") that such Ineligible Foreign Shareholder would otherwise be entitled to receive in the form of Share Consideration).

Conditions to the Transaction

The respective obligations of Energy Fuels and Base Resources to consummate the Transaction are subject to the satisfaction or waiver (if applicable) of a number of customary conditions, including: (1) approval by Scheme Shareholders of the Scheme in accordance with the Corporations Act; (2) approvals by certain regulatory authorities, including written notice of non-objection by Australia’s Foreign Investment Review Board on behalf of the Treasurer of the Commonwealth of Australia, approval of the Malagasy Competition Council and clearance by the Competition Authority of Kenya, in each case either unconditionally or on terms reasonably acceptable to Energy Fuels Bidder; (3) non-occurrence of certain actions of the parties between signing and closing of the Transaction; (4) approval of the Scheme by the Federal Court of Australia (commenced in the Perth registry) or another court of competent jurisdiction under the Corporations Act agreed in writing by the parties (the "Court"); (5) the absence of any governmental order, injunction, decree or ruling by an Australian or United States court or regulatory authority prohibiting consummation of the Transaction; (6) issuance of an independent expert report concluding that the Scheme is in the best interests of the Scheme Participants before the Scheme Booklet (as defined in the Deed) is submitted to the Australian Securities & Investments Commission; (7) the Share Consideration shares and the Sale Nominee Energy Fuels Shares (collectively, the "New Energy Fuels Shares") issuable in the Transaction having been approved for listing on the New York Stock Exchange and the Toronto Stock Exchange, respectively and (8) the New Energy Fuels Shares being issued pursuant to an exemption to registration requirements of applicable U.S. and Canadian securities laws. The closing of the Transaction is expected to occur in the third quarter of calendar year 2024, subject to the satisfaction or waiver of such conditions.

Representations and Warranties; Covenants

The Deed contains customary representations and warranties given by Energy Fuels and Base Resources. The Deed also contains pre-closing covenants as is customary for transactions of this nature, including, but not limited to, the obligation of each party to conduct its business in the ordinary and usual course and covenants by each of the parties to refrain from taking specified actions without the consent of the other party. The parties have agreed to use all reasonable endeavors to, among other things, implement the Scheme as soon as reasonably practicable.

Base Resources' board of directors has unanimously recommended that Base Resources' shareholders vote in favor of the Scheme, with such recommendation subject to customary exceptions. Base Resources has agreed to use its best endeavors to procure that its respective directors do not change, withdraw, qualify or modify such recommendation, subject to customary exceptions. In addition, the Deed provides that, during the period from the date of the Deed until the termination of the Deed in accordance with its terms, each party is subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties, to provide information to third parties and to engage in discussions with third parties regarding alternative acquisition proposals, subject to customary exceptions.

Termination and Termination Fees

The Deed contains certain customary termination rights for both parties, including, among others, (a) if the Scheme is not implemented by the date which is 8 months from the date of the Deed, (b) the parties are unable to agree on a revision to the terms of the Scheme after a failure of certain conditions precedent to the Scheme, (c) either party is in material breach of any of its obligations under the Deed, subject to certain cure periods or (d) either party's board of directors makes an adverse change in recommendation or publicly endorses a competing proposal.

Under the Deed, Base Resources will be required to make a payment of $2.4 million to Energy Fuels if, during the Exclusivity Period (as defined in the Deed), the Deed is terminated (i) as a result of an adverse change in recommendation by any director of Base Resources (subject to certain customary exceptions), (ii) as a result of a "Competing Proposal" (as defined in the Deed) being made or announced and Base Resources completing a Competing Proposal within 12 months of the date of the termination of the Deed, (iii) as a result of Base Resources receiving a "Superior Proposal" (as defined in the Deed) or (iv) on the basis of a material breach of the Deed by Base Resources.

Under the Deed, Energy Fuels will be required to make a payment of $2.4 million to Base Resources if, during the Exclusivity Period, the Deed is terminated (i) due to a failure of Energy Fuels to satisfy certain conditions precedent, (ii) on the basis of a material breach of the Deed by Energy Fuels or (iii) due to a failure of Energy Fuels or Energy Fuels Bidder to pay the Scheme Consideration in accordance with their obligations under the Deed.

In the event the Scheme becomes effective, no termination fee will be payable by either party.

Additional Information

The foregoing description of the Transaction, the Scheme and the Deed does not purport to be complete and is qualified in its entirety by reference to the full text of the Deed, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference. The New Energy Fuels Shares to be issued pursuant to the Scheme will be exempt from the registration requirements of the United States Securities Act of 1933, as amended, under Section 3(a)(10) thereof.

Item 8.01. Other Events.

The Toliara Project

The Transaction will include the acquisition of Base Resources’ 100%-owned Toliara heavy mineral sands project in Madagascar ("Toliara" or the "Project"). The Toliara project is a critical mineral deposit underpinned by the ilmenite, rutile and zircon (“Ilmenite and Zircon”) and Monazite-rich Ranobe deposit in southwest Madagascar.

On September 27, 2021, Base Resources released the outcomes of its updated and enhanced Definitive Feasibility Study ("DFS2")1 for the Toliara project, which calculated an after-tax NPV10 (10% discount rate) of $1 billion, after-tax IRR of 23.8%, undiscounted life-of-mine free cash flows of $5.9 billion, and initial capital expenditures of $520 million to achieve first production. According to DFS2, the Ranobe deposit's estimated Ore Reserves of 904 million tonnes at 6.1% heavy mineral, are sufficient to support an initial 38-year mine life2. These results are based on the production of Ilmenite and Zircon alone.

1 The financial information relating to the Ranobe deposit's mineral sands is based on the definitive feasibility study prepared on September 27, 2021. This study constituted a "Feasibility Study" for the purposes of the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves, 2012 Edition ("JORC") and the Ore Reserves underpinning this study were estimated in accordance with JORC. The results from this study and the estimated Ore Reserves may not be comparable to (as the case may be) data or estimates under either National Instrument 43-101 ("NI 43-101") NI 43-101 or Subpart 1300 of Regulation S-K ("S-K 1300").

2 The JORC estimate of Ore Reserves is presented for informational purposes only. A qualified person has not done sufficient work to classify these estimates as current NI 43-101 or S-K 1300 estimates of mineral resources, mineral reserves or exploration results. Energy Fuels is not treating these estimates as a current estimate of mineral resources, mineral reserves, or exploration results.

The Ranobe deposit also contains large quantities of Monazite, which is a rich source of the 'magnet' REEs; neodymium and praseodymium ("NdPr"), Dysprosium ("Dy") and Terbium ("Tb"), used in electric vehicles and a variety of clean energy and advanced technologies, that can be recovered as a byproduct of Ilmenite and Zircon production at the project.

On December 14, 2023, Base Resources released a Pre-Feasibility Study for Toliara3 on the production of Monazite through the concentration of the existing waste stream from the DFS2 mineral sands processing facilities (the "Monazite PFS"). Based on the combined outcomes of DFS2 and the Monazite PFS, Toliara has an overall after-tax NPV10 (10% discount rate) of $2.0 billion, after-tax IRR of 32.4%, undiscounted life of mine free cash flows of $10.7 billion, and initial capital expenditures of $591 million, which included additional incremental capital expenditures of $71 million for Monazite production, over the 38-year mine life. As the Monazite is an add-on to the stand-alone Ilmenite and Zircon production and would be produced through concentration of the waste stream from processing of the mined mineralization at the project the Mineral Resources and Reserves at the Project did not change. The Monazite PFS thus demonstrated that Monazite production capability can be added to Toliara's stand-alone Ilmenite and Zircon production capability at a low incremental cost of production, thereby allowing the Monazite production to withstand low or variable rare earth element ("REE") oxide markets.

Toliara is expected to be a source of Energy Fuels' Monazite supply, providing a long-term and large-scale supply of Monazite (21,800 tonnes per annum ("tpa") average Monazite production) to the White Mesa Mill (the "Mill") for processing into REE oxides and other advanced REE materials, along with the recovery of contained uranium. As the Monazite will be a low-cost byproduct of Toliara's primary Ilmenite and Zircon production, the total cost of production of REE oxides at the Mill is expected to be low-cost and globally competitive.

Processing Monazite from Toliara is expected to add approximately 75,000 lbs. of low-cost uranium production (at an incremental cost of approximately $8 per pound) per year at the Mill, totaling approximately 3 million pounds of recovered U3O8 over the life of the project. This is expected to provide a low-cost stream of uranium production at the Mill that will be able to withstand lower uranium prices and will supplement Energy Fuels' uranium production capacity from other mines and sources.

Base Resources has a leadership and mineral sands operations team with a record of responsible and profitable production at its now winding down heavy mineral sands project in Kwale County, Kenya, all of whom are expected to join the Energy Fuels management team upon completion of the Transaction. The Base Resources team will continue to manage Toliara and will enhance Energy Fuels' teams in Australia and Brazil.

Although the Toliara project holds a mining permit that allows production of Ilmenite, Rutile and Zircon, development at the Project was suspended by the Government of Madagascar pending negotiation of fiscal terms applying to the Project. With the recent adoption of a new Mining Code in Madagascar and Base Resources and the Government of Madagascar making sound progress on fiscal terms negotiations, the Company believes the suspension will be lifted, and required legal and fiscal stability achieved, during 2024. Aspects intended to facilitate the inclusion of Monazite on the Project’s mining permit as soon as reasonably practicable after fiscal terms are agreed are included in the scope of current negotiations. However, there can be no assurance as to the timing of completion of fiscal terms negotiations and lifting of the current suspension, the timing for achieving sufficient legal and fiscal stability or the timing for approval of the addition of Monazite to the mining permit. If such approvals are not obtained, or obtained on terms less favorable than expected, this could delay any final investment decision in relation to the Project or prevent or otherwise have a significant effect on the development of the Project or ability to recover Monazite from the Project.

3 The production and financial information relating to the Ranobe deposit's monazite is based on the pre-feasibility study prepared on December 14, 2023.  This study constituted a "Pre-Feasibility Study" for the purposes of JORC and the Mineral Resources underpinning this study were estimated in accordance with JORC.  The results from this study and the estimated Mineral Resources may not be comparable to (as the case may be) data or estimates under either NI 43-101 or S-K 1300.

Highlights of Toliara's economics are presented below:

	Unit	Monazite PFS[1,3]	Mineral Sands DFS2[2,3]	Combined Mineral Sands + Monazite[3]
NPV10 (discount rate of 10%), Post-Tax, Real	US$ millions	999	1,008	2,006
NPV8 (discount rate of 8%) Post-Tax, Real	US$ millions	1,281	1,385	2,666
IRR	%	78.6%	23.8%	32.4%
Initial (Stage 1) Capex	US$ millions	71	520	591
Construction Period (Stage 1)	Months	29	27	27
Stage 2 Capex	US$ millions	N/A	137	137
Construction Period (Stage 2)	Months	N/A	21	21
Capital Payback Period (Stage 1 + 2)	Years	1.0	4.5	3.6
Life of Mine (LOM)	Years	38	38	38
LOM Free Cash Flow	US$ millions	4,733	5,922	10,655
LOM Operating Costs + Royalty	US$/t ore mined	0.98	3.78	4.92
LOM Operating Costs + Royalty	US$/t produced	1,089	88	112
LOM Revenue	US$/t produced	8,648	306	477
LOM Cash Margin	US$/t produced	7,559	218	365
LOM Revenue: Cost of Sales Ratio	Ratio:1	7.9	3.5	4.3

Notes:

1) Note the Monazite PFS (14 December 2023) contemplates selling the Monazite from the Toliara project to a third party at world Monazite prices. In contrast, the combined company would transport the Monazite to the Mill for additional processing and separation. The numbers in this table do not reflect any downstream processing or margins at the Mill.

2) The DFS2 is dated 27 September 2021.

3) The Monazite PFS and DFS2 constituted a "Pre-Feasibility Study" and "Feasibility Study" (respectively) for the purposes of JORC. Additionally, the Monazite PFS was based on Mineral Resources, and DFS2 was based on Ore Reserves, which, in each case, were estimated in accordance with JORC. The results from these studies and such estimates may not be comparable to data or estimates under either NI 43-101 or S-K 1300.

The Mill Pre-Feasibility Study

On April 24, 2024, Energy Fuels released an AACE International Class 4 Pre-Feasibility Study (not a Pre-Feasibility Study subject to or intended to be compliant with NI 43-101 or S-K 1300) dated April 23, 2024 (the "Mill PFS"), prepared by Roger Mason, Engineering Manager, WSP USA Environment & Infrastructure Inc., describing capital and operating costs for its planned Phase 2 expanded REE oxide production at the Mill. The Mill is currently commissioning its Phase 1 NdPr separation facility, which has been constructed within the Mill's existing solvent extraction building and is designed to process up to 10,000 tpa of Monazite to produce up to 1,000 tpa of NdPr oxide.

The economics detailed in the Mill PFS are for the Phase 2 expansion of REE separation capacity in one or more additional facilities at the Mill, capable of processing 30,000 tpa of Monazite to produce approximately 3,000 tpa of NdPr oxide. The Mill PFS shows capital expenditures of $348 million for the 30,000 tpa Phase 2 separation facility and an average processing cost of $29.88/kg NdPr. This analysis does not include any capital or operating costs associated with the recovery of Dy and Tb or any revenues associated with the sales of those "heavy" REE oxides.

Upon completion of the Transaction, Energy Fuels plans to update the DFS2 and the Monazite PFS and re-issue those reports in a form that complies with NI 43-101 and S-K-1300, and that also updates and incorporates the results of the Mill PFS to expand Phase 2 production capacity from a 30,000 tpa Monazite process plant capable of producing approximately 3,000 tpa of NdPr oxide to a 40,000 - 60,000 tpa Monazite process plant capable of producing approximately 4,000 - 6,000 tpa of NdPr oxide, along with Dy and Tb oxides.

The details of the Mill PFS are presented below:

	Unit	NdPr Production at the Mill[1]
Capital Costs to Construct Phase 2 Separation Facility at the Mill	US$ millions	348
Operating Cost $/kg NdPr	US$	29.88
Plant Capacity[2]	Monazite tpa	30,000

Notes:

1) The Mill PFS addresses the production of NdPr alone from processing Monazite. It does not address or attribute any costs or value to the significant quantities of Dy and Tb that will also be recovered from the Monazite at the Mill. This will be updated in the future to also address Dy and Tb production from Monazite.

2) The Mill PFS assumes a Phase 2 separation facility capacity of 30,000 tpa of Monazite. With the planned Monazite production from the Company's Bahia Project in Brazil, the planned acquisition of Toliara, the potential acquisition of an interest in the Astron Donald Project, and other potential Monazite acquisitions, Energy Fuels plans to update the Mill PFS based on an increased Monazite throughput of 40,000 - 60,000 tpa, which would generate 4,000 - 6,000 tpa of NdPr, 150 - 225 tpa of Dy, and 50 - 75 tpa of Tb. The Phase 2 separation facility is subject to completion of engineering design and receipt of any required permits and licenses.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Scheme Implementation Deed, dated as of April 21, 2024, by and among Energy Fuels Inc., EFR Australia Pty Ltd. and Base Resources Limited.

23.1	Consent of Roger Mason dated April 24, 2024.

23.2	Consent of Daniel Kapostasy dated April 25, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Current Report on Form 8-K contains certain "Forward Looking Information" and "Forward Looking Statements" within the meaning of applicable United States and Canadian securities legislation, which may include, but are not limited to, statements with respect to: any expectation that the Company will maintain its position as a leading U.S.-based uranium and critical minerals company or as the leading producer of uranium in the U.S.; any expectation that the Scheme will be completed or if completed, completed on the terms and time proposed; any expectation that the Transaction will unlock significant value to both Energy Fuels and Base Resources shareholders due to valuable and immediate synergies; any expectation as to production levels or timing or duration of production from the Toliara Project or any of the Company's other mines or projects; any expectations as to costs of production at the Toliara Project, the Mill or any of the Company's mines or other projects; any expectation that any production at the Toliara Project or Mill will be world or globally competitive; any expectation that Energy Fuels will be in a position to unlock the value of Toliara's low-cost Monazite, including in a manner that no other facility in the U.S. is capable of doing, or at all; any expectation that the Transaction will be highly accretive to Energy Fuels' shareholders on a net asset value per share basis, with potential to unlock significant further upside, or at all; any expectation that the addition of the Base Resources team will allow the Company to maximize the value of the Company's projects; any expectation that Energy Fuels' Phase 1 REE separation facility will be commissioned successfully; any expectation that EnergyFuels' Phase 2 separation facility will complete engineering design or will receive all required permits and licenses; any expectation that Energy Fuels will construct its Phase 2 REE separation facility; the estimates and projections contained in the DFS2, Monazite PFS and Mill PFS, including, without limitation, any estimates of mineral resources and reserves; any expectation that the Company will upgrade and re-issue the DFS2, Monazite PFS and Mill PFS in conformity with NI-43-101 and S-K 1300; any expectation that the Project will operate and the combined company will generate positive cash flow as the U.S. based REE market is developing, or in the event of fluctuations in REE prices; any expectation that Energy Fuels is well-capitalized and will be able to meet its working capital, project financing and other financial commitments; any expectation that Energy Fuels will be successful in its high-level discussions with numerous U.S. government agencies and other offices that provide financial support for critical mineral projects within the U.S. and internationally or that Energy Fuels will be successful in obtaining any grants, low-interest debt, non- or limited-recourse debt, loan guarantees, or other support vehicles from any such agencies or offices, or at all; any expectation that Energy Fuels will be successful in agreeing to fiscal terms with the Government of Madagascar or in achieving sufficient fiscal and legal stability; any expectation that the current suspension relating to the Project will be lifted in the near future or at all; any expectation that the additional permits for the recovery of Monazite at the Project will be acquired on a timely basis or at all; any expectation that the Company will be successful in becoming a reliable, globally diversified, multi-decade supplier of U.S.-produced magnet REE oxides to EV manufacturers and other end-users; any expectation that the Company will be successful in entering the REE metal, alloy, and magnet-making space, in order to fully-integrate the entire REE magnet supply chain; any expectation that the Company will be successful in securing any additional low-cost Monazite concentrates globally, or at all; any expectation that the Mill will successfully continue to operate to the highest global standards for the protection of human health and the environment; any expectation that the Company will be successful in advancing its REE initiatives or that it will be successful in installing REE production capacity at the Mill and the timing of installation of any such production capacity; any expectation as to the success of the Company's permitting programs, including any permitting required for the construction and operation of the planned Phase 2 separation facility at the Mill; and any expectation that Toliara will become a world-class heavy mineral sands project. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as "plans", "expects," "does not expect," "is expected," "is likely," "budgets," "scheduled," "estimates," "forecasts," "intends," "anticipates," "does not anticipate," or "believes," or variations of such words and phrases, or state that certain actions, events or results "may," "could," "would," "might" or "will be taken," "occur," "be achieved" or "have the potential to." All statements, other than statements of historical fact, herein are considered to be forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements express or implied by the forward-looking statements. Factors that could cause actual results to differ materially from those anticipated in these forward-looking statements include risks associated with: satisfying various conditions to closing the Scheme; commodity prices and price fluctuations; engineering, construction, processing and mining difficulties, upsets and delays; permitting and licensing requirements and delays; changes to regulatory requirements; legal challenges; the availability of feed sources for the Mill; competition from other producers; public opinion; government and political actions; the failure of the Government of Madagascar to agree fiscal terms or provide the approvals necessary to achieve sufficient fiscal and legal stability on acceptable terms and conditions or at all; the failure of the current suspension affecting the Project to be lifted on a timely basis or at all; the failure of the Company to obtain the required permits for the recovery of Monazite from the Project; the failure of the Company to provide or obtain the necessary financing required to develop the Project; available supplies of Monazite; the ability of the Mill to produce rare earth carbonate, rare earth element oxides or other rare earth element products to meet commercial specifications on a commercial scale at acceptable costs or at all; market factors, including future demand for rare earth elements; the ability of the Mill to be able to separate radium or other radioisotopes at reasonable costs or at all; the estimates and projections in the updated technical reports to be prepared in compliance with NI 43-101 and S-K 1300 may differ from the estimates and projections contained in the DFS2, Monazite PFS and Mill PFS; actual results may differ from all such estimates and projections; and the other factors described under the caption "Risk Factors" in the Company's most recently filed Annual Report on Form 10-K, which is available for review on EDGAR at www.sec.gov/edgar.shtml, on SEDAR+ at www.sedarplus.com, and on the Company's website at www.energyfuels.com. Forward-looking statements contained herein are made as of the date of this report, and the Company disclaims, other than as required by law, any obligation to update any forward-looking statements whether as a result of new information, results, future events, circumstances, or if management's estimates or opinions should change, or otherwise. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, the reader is cautioned not to place undue reliance on forward-looking statements. The Company assumes no obligation to update the information in this communication, except as otherwise required by law.

Qualified Person

THE TECHNICAL INFORMATION IN THIS CURRENT REPORT ON FORM 8-K HAS BEEN PREPARED IN ACCORDANCE WITH JORC STANDARDS AND REVIEWED ON BEHALF OF THE COMPANY BY DANIEL KAPOSTASY, VP, TECHNICAL SERVICES OF ENERGY FUELS RESOURCES (USA) INC., A QUALIFIED PERSON UNDER BOTH S-K 1300 AND NI 43-101. THE JORC COMPLIANT MINERAL RESOURCES AND RESERVES CONTAINED HEREIN WERE DISCLOSED BY BASE RESOURCES. A QUALIFIED PERSON HAS NOT DONE SUFFICIENT WORK TO CLASSIFY THESE ESTIMATES AS CURRENT NI 43-101 OR S-K 1300 ESTIMATES OF MINERAL RESOURCES, MINERAL RESERVES OR EXPLORATION RESULTS. ACCORDINGLY, ENERGY FUELS IS NOT TREATING THESE ESTIMATES AS A CURRENT ESTIMATE OF MINERAL RESOURCES, MINERAL RESERVES OR EXPLORATION RESULTS AND IS TREATING THE INFORMATION DISCUSSED ABOVE RELATING TO TOLIARA AS HISTORICAL IN NATURE.

Cautionary Note for U.S. Investors Concerning Mineral Resources and Reserves

CERTAIN TECHNICAL DISCLOSURE CONTAINED IN THIS CURRENT REPORT ON FORM 8-K HAS BEEN PREPARED IN ACCORDANCE WITH JORC. JORC CODE DIFFERS FROM THE REQUIREMENTS OF THE SEC, INCLUDING S-K 1300 AND, THEREFORE, INFORMATION CONTAINED HEREIN MAY NOT BE COMPARABLE TO SIMILAR INFORMATION DISCLOSED UNDER S-K 1300 STANDARDS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC. (Registrant)

Dated: April 25, 2024	By: /s/ David C. Frydenlund David C. Frydenlund Executive Vice President, Chief Legal Officer and Corporate Secretary